Exhibit 10.1

ELLINGTON RESIDENTIAL MORTGAGE REIT

Share Award Agreement

THIS SHARE AWARD AGREEMENT (the “Agreement”), dated as of the __ day of ________, 2013, governs the Share Award granted by Ellington Residential Mortgage REIT, a Maryland real estate investment trust (the “Company”), to _________________________ (the “Participant”), in accordance with and subject to the provisions of the Company's 2013 Equity Incentive Plan (the “Plan”). A copy of the Plan has been made available to the Participant. All terms used in this Agreement that are defined in the Plan have the same meaning given them in the Plan.

1.    Grant of Share Award. In accordance with the Plan, and effective as of _________ __, 2013 (the “Date of Grant”), the Company granted to the Participant, subject to the terms and conditions of the Plan and this Agreement, a Share Award of ________ Common Shares (the “Share Award”).

2.    Vesting. The Participant's interest in the Common Shares covered by the Share Award shall become vested and nonforfeitable to the extent provided in paragraphs (a), (b) and (c) below.

(a)    Continued Service on Board. The Participant's interest in all of the Common Shares covered by the Share Award shall become vested and nonforfeitable on April 30, 2014 if the Participant serves continuously as a member of the Board from the Date of Grant until such date. The Participant's interest in all of the Common Shares covered by the Share Award (if not sooner vested) shall become vested and nonforfeitable on the last day of the term of the Participant's membership on the Board if (i) the Participant serves continuously as a member of the Board from the Date of Grant until the last day of such term and (ii) either (x) the Participant is not nominated for election to the Board for an additional term beginning immediately after the expiration of such term or (y) is nominated but is not elected for an additional term beginning immediately after the expiration of such term.

(b)    Change in Control. The Participant's interest in all of the Common Shares covered by the Share Award (if not sooner vested), shall become vested and nonforfeitable on a Control Change Date if the Participant serves continuously as a member of the Board from the Date of Grant until the Control Change Date.

(c)    Death or Disability. The Participant's interest in all of the Common Shares covered by the Share Award (if not sooner vested), shall become vested and nonforfeitable on the date that the Participant's service as a member of the Board ends if (i) the Participant's service on the Board ends on account of the Participant's death or permanent and total disability (as defined in Code section 22(e)(3)) and (ii) the Participant serves continuously as a member of the Board from the Date of Grant until the date of such cessation of Board service.

Except as provided in this Section 2, any Common Shares covered by the Share Award that are not vested and nonforfeitable on or before the date that the Participant's service on the Board ends shall be forfeited on the date that such service terminates.

3.    Transferability. Common Shares covered by the Share Award that have not become vested and nonforfeitable as provided in Section 2 cannot be transferred. Common Shares covered by the Share Award may be transferred, subject to the requirements of applicable securities laws, after they become vested and nonforfeitable as provided in Section 2.

4.    Shareholder Rights. On and after the Date of Grant and prior to their forfeiture, the Participant shall have all of the rights of a shareholder of the Company with respect to the Common Shares covered by the Share Award, including the right to vote the shares and to receive, free of all restrictions, all dividends declared and paid on the shares. Notwithstanding the preceding sentence, the Company shall retain custody of any certificates evidencing the Common Shares covered by the Share Award until the date that the Common Shares become vested and nonforfeitable and the Participant hereby appoints the Company's Secretary as the Participant's attorney in fact, with full power of substitution, with the power to transfer to the Company and cancel any Common Shares covered by the Share Award that are forfeited under Section 2.

5.    No Right to Continued Service. The grant of the Share Award does not give the Participant any rights with respect to continuing to serve on the Board.

6.    Governing Law. This Agreement shall be governed by the laws of the State of Maryland except to the extent that Maryland law would require the application of the laws of another State.

7.    Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Date of Grant and this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the Date of Grant.

8.    Participant Bound by Plan. The Participant hereby acknowledges that a copy of the Plan has been made available to the Participant and the Participant agrees to be bound by all the terms and provisions of the Plan.

9.    Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon the Participant and his or her successors in interest and the Company and any successors of the Company.

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IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first set forth above.

ELLINGTON RESIDENTIAL MORTGAGE REIT        [NAME OF PARTICIPANT]

By:__________________________                _________________________

Title:_________________________